                                                                       EXHIBIT 5

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF SERIES B PREFERRED COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JANUARY 7/th/, 2000, BY AND BETWEEN RIBOZYME PHARMACEUTICALS, INC. AND ELAN INTERNATIONAL SERVICES, LTD.


                        RIBOZYME PHARMACEUTICALS, INC.
                          CONVERTIBLE PROMISSORY NOTE


U.S. $12,015,000
                                                             January 7/th/, 2000
                                                              New York, New York

          The undersigned, Ribozyme Pharmaceuticals, Inc., a Delaware corporation with offices at 2950 Wilderness Place, Boulder, Colorado 80301 (the "Company"), unconditionally promises to pay to Elan International Services,
 -------
Ltd., a Bermuda exempted limited liability company ("EIS"), or its permitted
                                                     ---
assigns, transferees and successors as provided herein (collectively with EIS, the "Holder"), on January 7/th/, 2006 (the "Maturity Date"), at such place as
     ------                                 -------------
may be designated by the Holder to the Company, the principal amount outstanding hereunder (not to exceed U.S.$12,015,000), together with interest thereon accrued at a rate per annum equal to 12%, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on a
                                      -------------------
semi-annual basis, the first compounding to commence six months from the date hereof (each such date, a "Compounding Date").
                           -----------------

     SECTION 1.  SECURITIES PURCHASE AGREEMENT AND FUNDING AGREEMENT.

          This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and between the Company and EIS (as amended at any time, the "Securities Purchase Agreement"), and the Holder hereof is intended to
           ------------------------------
be afforded the benefits thereof,
including the representations and warranties set forth therein. The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein and as required therein and in a certain Funding Agreement, dated as of the date hereof (as amended at any time, the "Funding Agreement"), by and among Elan Corporation, plc, EIS and the
           -----------------
Company, and as described in Section 6 below. Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

     SECTION 2.  DISBURSEMENTS.

     (a) From time to time after the Initial Closing Date (as defined in the Securities Purchase Agreement), disbursements shall be made by EIS to the Company, at the Company's request and as provided for in the Securities Purchase Agreement and the Funding Agreement, in accordance with the following terms and conditions:

          (i) Disbursements shall not exceed the aggregate amount of funding provided by the Company to Newco that shall have been determined by Newco's shareholders to be required under the JDOA (as defined in the Securities Purchase Agreement), in accordance with and as permitted by the terms thereof, including funding requirements for Newco shall have provided written notice thereof to EIS and to the Company; provided, that the Company shall have, prior to each such disbursement, delivered a written request therefor to the Holder in the form attached hereto as Exhibit A.
                                                                   ---------

          (ii) Disbursements shall be made by EIS to the Company hereunder in minimum increments of U.S.$250,000 (except in the event that an amount less than $250,000 shall be remaining and available for funding hereunder, in which case such lesser amount may be funded hereunder.

          (iii) A condition to each such disbursement shall be (A) that such disbursement shall occur during the Development Period (as defined in the JDOA) and (B) that there is no material breach or default by the Company hereunder or under the JDOA or the Funding Agreement and the representations in the Securities Purchase Agreement shall be true and correct in all material respects as of the date made and as of the proposed funding date (updated as to SEC Filings and similar matters) and (c) all appropriate and applicable regulatory approvals shall have been obtained; and


     (b) The Holder shall not be required to disburse more than the maximum principal amount hereunder, excluding accruals of interest, of U.S.$12,015,000.

     (c)  Each disbursement shall accrue interest at the rate set forth in
Section 1 from the date of disbursement through the date of payment.

     SECTION 3. PAYMENTS AND COVENANTS.

     (a) Unless earlier converted in accordance with the terms of Section 4 below, or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

     (b) Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date.

     SECTION 4.  CONVERSION.

     (a)  Conversion Right.
          ----------------

          (i) From and after the Original Issue Date and until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, (the "Conversion
                                                                  ----------
Right"), into such number of shares of Series B Preferred Stock that shall be
-----
obtained by dividing the sum of the outstanding principal amount and all accrued and unpaid interest by $1,000, subject to adjustment as provided below in this Section (the "Conversion Price").
              ----------------

          (ii) The Holder shall be entitled to exercise the Conversion Right from time to time as to the uncoverted portion of this Note upon at least five days' prior written notice to the Company, such notice to be in the form attached hereto as Exhibit B. Within 10 days of the conversion date specified
                   ---------
in such notice, the Company shall issue appropriate stock certificates to EIS representing the aggregate number of shares of Series B Preferred Stock due to EIS as a result of such conversion.

     (b)  Reclassification, Etc.  In case of (i) any reclassification,
          ----------------------
reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and that does not result in any reclassification or change of the class of securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of the Company, then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the Holder of this Note), so that the Holder shall have the right to receive, in lieu of the shares of Series B Preferred Stock otherwise issuable upon the conversion of such outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Series B Preferred Stock then issuable under this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations, transfers or conversions.

     (c) No Impairment.  The Company will not, by amendment of its Certificate
         -------------
of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EIS against impairment. This provision shall not restrict the Company from otherwise amending and/or restating its Certificate of Incorporation in accordance with the laws of the State of Delaware.

     (d) Notice of Adjustments.  Whenever the consideration issuable upon a
         ---------------------
conversion hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to EIS.

     (e) Fractional Shares; Rounding.  No fractional shares of Series B
         ---------------------------
Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the applicable Conversion Price. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     SECTION 5.  EXCHANGE RIGHT.

     In the event that EIS shall exercise the EIS Exchange Right during the period during which this Note is outstanding, EIS shall, at its option, (i) cause to be paid to the Company, within 30 days of such exercise, an amount equal to 30.1% of the aggregate amount (including any accrued and unpaid interest thereon) of the Development Funding (as such term is defined in the Funding Agreement) through the date of such exercise provided by each of the parties to Newco, in accordance with the terms of the Funding Agreement, from and after the date hereof and until the date of such exercise, and/or (ii) offset against the amount payable under this Note an amount equal to 30.1% of the total amount (including any accrued and unpaid interest in respect of any debt, including the Note thereon) of Development Funding provided by each of the parties to Newco, in accordance with the terms of the Funding Agreement, from and after the date hereof and until the date of the exercise of the Exchange Right, against the principal amount outstanding hereunder, if any, or (iii) effect a combination of the provisions described in clauses (i) and (ii) above, if applicable.

     SECTION 6.  USE OF PROCEEDS.

          The Company shall use the proceeds of this Note solely for developmental funding of Newco; provided, that Newco's shareholders (as provided for in the JDOA) shall have determined that such developmental funding is necessary and that the parties thereto are in continuing agreement as to the Business Plan. Accordingly, total disbursements hereunder shall not in any event exceed the amount of Development Funding funded by the Company to Newco pursuant to the Funding Agreement.

     SECTION 7.  EVENTS OF DEFAULT.

          The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):
                      ----------------

     (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

     (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;

     (c) a breach by the Company of its obligations under any of the Transaction Documents, which breach remains uncured 10 days after written notice thereof by EIS;

     (d) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 60 days;

     (e) the Company is unable to pay its debts in the normal course of business;

     (f) the Company ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the EIS (such consent not to be unreasonably withheld);

     (g) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of the Company or over all or substantially all of its assets under the law; or

     (h)  any other termination of the JDOA.

     SECTION 8.  REMEDIES IN THE EVENT OF DEFAULT.

     (a) In the case of any Event of Default by the Company, the Holder may, in its sole discretion, demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Sections 4 and 5 hereunder shall survive any such acceleration and payment. If the Holder shall accelerate and be paid and thereafter elect to exercise the Conversion Right, the Holder shall reimburse to the Company an amount in respect of the shares of Series B Preferred Stock issued under such Conversion Right equal to the principal amount of this Note attributable thereto as calculated in accordance with Section 4 above. If the Holder shall accelerate and be paid and thereafter elect to exercise the Exchange Right, the Holder shall cause to be paid to the Company an amount as calculated in accordance with Section 5(i) above.

     (b) The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

     (c) In the case of any Event of Default under this Note by the Company this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

     SECTION 9.  MISCELLANEOUS.

     (a) EIS may assign this Note to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS or its affiliates. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that EIS and the Company shall remain liable for their respective obligations hereunder after any such assignment.

     (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

                    (i) if to the Company:

                    Ribozyme Pharmaceuticals, Inc.
                    2950 Wilderness Place
                    Boulder, Colorado 80301

                    Attention:  Chief Executive Officer
                    Facsimile:  (303) 449-6995

                    with a copy to:

                    Rothgerber Johnson & Lyons LLC
                    1200 17/th/ Street, Suite 3000
                    Denver, Colorado 80202
                    Attention:  Woody Davis
                    Facsimile:  (303) 623-9222

                    (ii) if to EIS, to:

                    Elan International Services, Ltd.
                    102 St. James Court
                    Flatts, Smiths Parish
                    Bermuda  FL04
                    Attention: President
                    Fax:  (441) 292-2224

                    with a copy to:

                    Brock Silverstein LLC
                    800 Third Avenue
                    New York, New York 10022
                    Attention: David Robbins, Esq.
                    Fax:  (212) 371-5500

Each party, by written notice given to the other in accordance with this Section 9(b) may change the address to which notices, other communication or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been effectively given, (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the second business day after the date when sent, (c) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (d) in the case of facsimile transmission, on the date of transmission.

     (a) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

     (b) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws.

     (c) This Note may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one note. The Note may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature.

     (d) Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

                                   EXHIBIT A

                      NOTICE OF REQUEST FOR DISBURSEMENT
                      ----------------------------------


Date:

To:   Elan International Services, Ltd.

From: Ribozyme Pharmaceuticals, Inc.

Re:   Disbursement Request

--------------------------------------------------------------------------------

      Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Ribozyme Pharmaceuticals, Inc. (the "Company") to Elan International Services, Ltd. ("EIS"), dated ______, ______, the Company hereby notifies EIS of its request for a disbursement thereunder in the amount of $_________. Please provide funding in the requested amount to the Company in accordance with the following wire instructions

               [



                                              ]



                              Sincerely,

                              RIBOZYME PHARMACEUTICALS, INC.


                              By: ___________________________
                                  Name:
                                  Title:

                                   EXHIBIT B

               NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT
               -------------------------------------------------


Date:

To:   Ribozyme Pharmaceuticals, Inc.

From: Elan International Services, Ltd.

Re:   Exercise of a Conversion Right

--------------------------------------------------------------------------------

      Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Ribozyme Pharmaceuticals, Inc. (the "Company") to Elan International Services, Ltd. ("EIS"), dated ___________, _____, specifically Section 4 thereof, EIS hereby notifies the Company of its intention to exercise a right of conversion.

      Pursuant to Section 4 of the Note, EIS hereby elects to convert [$__________]/*/ in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company's Series B Preferred Stock, effective [__________, ____]


      We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.


                              Sincerely,

                              ELAN INTERNATIONAL SERVICES, LTD.


                              By: ___________________________
                                  Name:
                                  Title:


-------------------------
/*/ Amount must represent one or more tranches drawn down by the Company under the Note.

          IN WITNESS WHEREOF, the Company and EIS have executed this Note on the date first above written.

                              RIBOZYME PHARMACEUTICALS, INC.


                              By:/s/ Ralph E. Christoffersen
                                 ___________________________
                                 Name:Ralph E. Christoffersen
                                 Title:  Chief Executive Officer


                              ELAN INTERNATIONAL SERVICES, LTD.


                              By:___________________________
                                Name:
                                Title:

11